Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1, of our report dated January 19, 2012, relating to the financial statements of Infinity Cross Border Acquisition Corporation, f/k/a Infinity China 1 Acquisition Corporation (a corporation in the development stage) and to the reference to our Firm under the caption “Experts” in the Prospectus.

Tel Aviv, Israel
January 19, 2012
Ziv Haft
Certified Public Accountants (Isr)
BDO Member Firm